UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 17, 2020

Date of Report (Date of earliest event reported)

GRIFFIN INDUSTRIAL REALTY, INC.

(Exact name of registrant as specified in charter)

Delaware	06-0868496
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

(Commission File Number)	1-12879

641 Lexington Avenue, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code	(212) 218-7910

_____________________________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	GRIF	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure

On March 17, 2020, Griffin Industrial Realty, Inc. (“Griffin” or “Registrant”) issued a press release announcing that in the three months ended February 29, 2020 (the “2020 first quarter”) it executed three new leases totaling approximately 115,000 square feet, reflecting approximately 108,000 square feet of industrial/warehouse space and approximately 7,000 square feet for the restaurant building in Griffin Center, in Windsor, Connecticut. The leases of industrial/warehouse space included approximately 60,000 square feet in 6975 Ambassador Drive, the approximately 134,000 square foot industrial/warehouse building in the Lehigh Valley of Pennsylvania that was completed in fiscal 2018 and was substantially leased as of February 29, 2020, and approximately 48,000 square feet in New England Tradeport (“NE Tradeport”), Griffin’s industrial park in East Granby and Windsor, Connecticut. In the 2020 first quarter, a lease of approximately 22,000 square feet of industrial/warehouse space in NE Tradeport expired and was not renewed. Subsequent to the end of the 2020 first quarter, a tenant that leased approximately 11,000 square feet in one of Griffin’s office/flex buildings entered into a lease agreement whereby that tenant will relocate to the recently vacated approximately 22,000 square feet in NE Tradeport. In the 2020 first quarter Griffin also extended two leases aggregating approximately 25,000 square feet, comprised of approximately 16,000 square feet of industrial/warehouse space and approximately 9,000 square feet of office/flex space.

As previously reported, in the 2020 first quarter, Griffin acquired a fully leased approximately 108,000 square foot industrial/warehouse building in Orlando, Florida, Griffin’s second building in the Orlando market. Subsequent to the end of the 2020 first quarter, Griffin acquired its third industrial/warehouse building in the Orlando market, an approximately 68,000 square foot mostly vacant industrial/warehouse building.

As of February 29, 2020, Griffin’s twenty-nine industrial/warehouse buildings aggregating approximately 4,137,000 square feet (91% of Griffin’s total real estate portfolio) were 95% leased (99% leased, excluding 160 and 180 International Drive, Griffin’s industrial/warehouse buildings in the Charlotte, North Carolina area that were completed and placed in service in the 2019 fourth quarter and were 37% leased as of February 29, 2020). Griffin’s twelve office/flex buildings aggregating approximately 433,000 square feet were 72% leased as of February 29, 2020. Griffin’s total real estate portfolio of approximately 4,570,000 square feet was 93% leased as of February 29, 2020 (96% leased, excluding 160 and 180 International Drive).

Item 9.01.	Financial Statements and Exhibits

Exhibit 99.1:  Registrant’s March 17, 2020 Press Release (attached hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRIFFIN INDUSTRIAL REALTY, INC.

	By:	/s/ Anthony J. Galici
Anthony J. Galici
Vice President, Chief Financial Officer
and Secretary
Dated: March 17, 2020